Exhibit 99.1

Joint Filer Information

Name:
  St. Paul Fire and Marine Insurance Company

Address:
  385 Washington Street
  St. Paul, MN 55102

Designated Filer:
  The St. Paul Companies, Inc.

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/05

Signature:
  By:	/s/ Steven L.P. Schwen
  Its:	Authorized Representative



Name:
  Split Rock Partners, LLC

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Companies, Inc.

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/05

Signature:
  By:	/s/ Steven L.P. Schwen
  Its:	Chief Financial Officer




Name:
  St. Paul Venture Capital V, LLC*

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/2005

Signature:
  By:	/s/ Steven L.P. Schwen
  Its:	Chief Financial Officer



Name:
  St. Paul Venture Capital VI, LLC*

Address:
  10400 Viking Drive, Suite 550
  Eden Prairie, MN 55344

Designated Filer:
  The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/2005

Signature:
  By:	/s/ Steven L.P. Schwen
  Its:	Chief Financial Officer



* No longer subject to Section 16.